Exhibit 23(b)



                           Bresler Goodman & Unterman
                                521 Fifth Avenue
                               New York, NY 10175
                               Tel: (212) 661-2150
                               Fax: (212) 949-6131

                                 August 10, 1999


Sytron, Inc.
2770 Industrial Lane
Broomfield, Colorado 80020


      Re: Registration Statement on Form SB-2 under the Securities Act of 1933
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Gentlemen:

     In our capacity as special counsel to Sytron, Inc. a Pennsylvania corporation (the "Company"), we have been asked to render this opinion in connection with a Registration Statement on Form SB-2 (the "Registration Statement"), being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering an aggregate of 4,658,822 shares (the "Shares") of Common Stock, $0.01 par value, which have been included in the Registration Statement for the respective accounts of the persons identified in the Registration Statement as Selling Stockholders.

     The Shares include (i) 150,000 shares issued and to be issued to Crescent International Limited ("Crescent") as a commitment fee ("Commitment Shares"),
(ii) 826,000 shares issuable upon exercise of certain warrants held by Crescent at exercise prices ranging generally from $0.010 to $3.375 per share ("Crescent Warrant Shares"), (iii) 1,520,362 shares issuable to Crescent pursuant to a formula set forth in a convertible promissory note ("Note Shares"), (iv) 322,920 shares issuable upon exercise of certain warrants held by various selling stockholders at exercise prices ranging generally from $0.625 to $2.50 per share, ("Warrant Shares") and (v) 339,712 shares held by Crescent, 691,384 shares held by Werren Holdings Limited, 554,841 shares held by Springhill Holdings Limited, and 253,603 shares held by other Selling Stockholders ("Issued Shares").

     We have examined the Certificate of Incorporation and the By-Laws of the Company, both as amended to date, the Registration Statement, corporate proceedings of the Company relating to the issuance of the Shares and such other instruments and documents as we have deemed relevant under the circumstances.



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     In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the copies of the corporate records furnished to us by the Company including all corporate proceedings taken by the Company to date in connection with the issuance of the Commitment Shares, the Crescent Warrant Shares, the Note Shares, the Warrant Shares and the Issued Shares accurately reflect the events to which those records relate.

     We are members of the bar of the State of New York, and have made such examination of the laws of the State of New York and the laws of the United States of America as we have deemed relevant to this opinion. To the extent the laws of any jurisdiction other than the State of New York or the United States of America are applicable to any of the foregoing opinions, we have assumed the laws of such jurisdiction are identical to the laws of the State of New York.

     Based upon and subject to the foregoing, we are of the opinion that:

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania.

         2. To the best of our knowledge after due inquiry, the Commitment Shares, when duly issued, and the Crescent Warrant Shares and the Warrant Shares, when duly issued and paid for pursuant to the exercise of the several warrants, and the Note Shares, when duly issued upon conversion of the note, will be, and the Issued Shares are, duly and validly authorized and issued, fully paid and non-assessable.

     This opinion is as of the date hereof and we do not undertake and disclaim any obligation to advise you of any change in any matter set forth herein. Additionally, no opinion is expressed as to applicable bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of the rights of shareholders under the United States Bankruptcy Code, and no opinion is expressed as to any matter except as specifically set forth herein.

     We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.


                                             Very truly yours,
                                             BRESLER GOODMAN & UNTERMAN, LLP

                                             /s/  Bresler Goodman & Unterman




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